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                                                                     EXHIBIT 4.5

WARRANT AGREEMENT

WARRANT AGREEMENT dated as of October 14, 2005, between

(1) VERASUN ENERGY CORPORATION, a corporation duly organized and validly existing under the laws of the State of South Dakota, with an organizational identification number of DB050019 (ISSUER); and

(2)   TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the INVESTOR).

VeraSun Energy Corporation, a corporation duly organized and validly existing under the laws of the State of South Dakota, with an organizational identification number of DB044362, and the Investor are parties to a Note Purchase Agreement dated as of December 23, 2002 (as amended from time to time, the NOTE PURCHASE AGREEMENT; references to the Note Purchase Agreement herein shall apply whether or not the Note Purchase Agreement is then in force), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Investor thereunder in an aggregate principal amount of $20,000,000. To induce the Investor to enter into the First Amendment to the Note Purchase Agreement, Waivers and Consent dated as of the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuer has agreed to issue Warrants (as hereinafter defined) to the Investor providing for the purchase of shares of Common Stock (as hereinafter defined) of Issuer, in the manner hereinafter provided. Accordingly, the parties hereto agree as follows:

1.    DEFINITIONS; ACCOUNTING TERMS AND DETERMINATIONS.

1.1   Definitions

ACCRUING LIABILITY shall have the meaning assigned to such term in Section
6.2(f).

AFFILIATE shall mean, as to any Person (the RELEVANT PERSON), any other Person that directly or indirectly controls, or is under common control with, or is controlled by, the Relevant Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this Agreement, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person that owns or has the right to acquire directly or indirectly (including as part of a group) 5% or more of the Voting Capital Stock in a corporation or 5% or more of a partnership or other ownership interests of any other Person, other than as a limited partner of such other Person, will be deemed to control such corporation or other Person. In

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addition, any Person in whom an Affiliate of a Relevant Person has a 10% or greater equity interest shall also be deemed an Affiliate of such Relevant Person. Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of a Relevant Person, solely by reason of his or her being a director, officer or employee of such Relevant Person and (b) neither Investor nor any bank, bank holding company or subsidiary of either shall be an Affiliate of Issuer.

BOARD shall mean the Board of Directors of Issuer.

BUSINESS DAY shall mean any day on which commercial banks are not authorized or required to close in New York City.

CHANGE OF CONTROL shall have the meaning assigned to such term in the Note Purchase Agreement.

CLOSING DATE shall have the meaning assigned to such term in Section 1.3 of the Note Purchase Agreement.

COMMISSION shall mean the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Exchange Act.

COMMITMENTS shall have the meaning assigned to such term in the Note Purchase Agreement.

COMMON STOCK shall mean Issuer's authorized Common Stock as constituted on the date hereof and any stock into which such Common Stock may thereafter be converted or changed, and also shall include any other stock of Issuer of any other class, which is not preferred as to dividends or assets over any other class of any other stock of Issuer. References herein and in the Warrants to the Common Stock outstanding "on a fully diluted basis" at any time shall mean the number of shares of Common Stock then issued and outstanding, assuming full conversion, exercise and exchange of all Convertible Securities and Options that are (or may become) exchangeable for, or exercisable or convertible into, Common Stock, including the Warrants, PROVIDED, that the number of shares of Common Stock deemed to be outstanding "on a fully diluted basis" shall be reduced by the number of shares of Common Stock purchasable or issuable upon exercise, conversion or exchange of Options or Convertible Securities at the time of calculation which are Out of the Money.

All references to Common Stock herein shall be subject to appropriate adjustment by reason of any stock dividend, split, reverse split, combination, recapitalization or any similar corporate transaction.

COMPANY NOTICE DATE shall have the meaning assigned to such term in Section 6.1(b).

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CONVERTIBLE SECURITIES shall mean evidences of indebtedness, shares of stock or other securities or rights which are exchangeable for or exercisable or convertible into a specified security of Issuer either immediately or upon the arrival of a specified date or the occurrence of a specified event.

DEFAULTS shall have the meaning assigned to such term in Section 6.2(b).

EMPLOYEE SHARES shall mean 3,689,203 shares of Common Stock which may be issued to founders, employees, directors or consultants of the Issuer.

EMPLOYEE OPTIONS shall mean the options to subscribe for or purchase Employee Shares.

EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

EXERCISE PRICE shall have the meaning assigned to such term in the form of Warrant attached as Annex 1 hereto.

EXISTING WARRANTS shall mean the warrants issued by the Issuer and outstanding as of the date hereof providing for the purchase of 2,150,315 shares of Common Stock.

EXISTING WARRANT SHARES shall mean the shares of Common Stock issuable upon the exercise of the Existing Warrants.

EXPIRATION DATE shall mean December 23, 2012.

FAIR MARKET VALUE shall mean, as at any Put Notice Date, the price for which all the outstanding shares of Common Stock (on a fully diluted basis, assuming receipt of applicable consideration for any conversion, exchange or exercise of any Convertible Securities or Options which are exchangeable for or convertible or exercisable into Common Stock unless they are Out of the Money) could be sold in an arm's length transaction to a third party which is not an Affiliate within 12 months after such Put Notice Date, treating Issuer as a going concern and without regard to (i) the lack of liquidity of the Common Stock due to any restrictions or other limitations contained in this Agreement, the Shareholder Agreement, the Warrants or otherwise, (ii) any discount for minority interests,
(iii) the fact that some of the issued and outstanding shares of the Common Stock may not have any voting rights or may not have full voting rights, (iv) the fact that one or more of the holders of the Common Stock may be unable to exercise in full any of its voting rights due to regulatory, contractual or other restrictions, or (v) the fact that contractual or regulatory approvals, consents, waivers, licenses, permits or notifications may need to be obtained in connection with such sale and the time required to obtain the same. For purposes of determining the Fair Market Value, it shall be assumed that, in such an arm's length transaction, (A) the seller would not be under any compulsion to sell, and (B) the purchaser would not be under any compulsion

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to purchase. The Fair Market Value shall be determined by agreement or appraisal in accordance with the procedures described below.

If the Fair Market Value is being determined in connection with the exercise of a Put Right, within 20 days after the applicable Company Notice Date, Issuer and the Holders of a majority of the Warrant Stock issued or issuable upon exercise of the Warrants who have given Put Notices in connection with such Put Right (the MAJORITY PUT HOLDERS) shall each designate a representative and such representatives will meet and use their best efforts to reach an agreement on the Fair Market Value. The Majority Put Holders (in the case of the exercise of a Put Right), are herein called the RELEVANT MAJORITY HOLDERS. The Company Notice Date (in the case of the exercise of a Put Right), is herein called the RELEVANT NOTICE DATE.

If the representatives designated by Issuer and the Relevant Majority Holders are unable to reach such agreement within 15 days after the date on which the later of the two representatives are designated, then (A) the Relevant Majority Holders shall immediately designate one Independent Appraiser; (B) Issuer shall immediately designate one Independent Appraiser; (C) the two Independent Appraisers so selected shall, within 20 days after the date on which the later of the two Independent Appraisers are appointed, determine independently the Fair Market Value using the parameters established in the first paragraph of this definition; (D) if the lesser of the two appraised values exceeds or is equal to 90% of the other appraised value, then the Fair Market Value will be the average of the two, which average amount shall be conclusive and binding upon all the applicable parties; (E) if the lesser of the two appraised values is less than 90% of the other appraised value, then the two appraisers shall, within 20 days of the date of the later of the two appraisals appoint a third Independent Appraiser; and (F) the third Independent Appraiser so selected shall, within 15 days of its appointment, determine independently the Fair Market Value using the parameters established in the first paragraph of this definition, which determination shall be conclusive and binding upon all the applicable parties.

Issuer will provide each Independent Appraiser with all information about Issuer which such Independent Appraiser reasonably deems necessary for determining the Fair Market Value. The fees and expenses of the appraisal process (including those of the Independent Appraisers) will be paid by Issuer. Issuer may require that the Independent Appraisers keep confidential any non-public information received as a result of this paragraph pursuant to reasonable confidentiality arrangements.

FINANCING shall mean the borrowing of money by Issuer (including in connection with any refinancing of existing indebtedness of Issuer), the sale or issuance of Additional Shares of Common Stock (as defined in the Warrant), a recapitalization of Issuer, a revaluation of Issuer's assets (to the extent permitted under applicable law and GAAP), transfers by Issuer from its capital to its surplus accounts, effecting the sale of the Warrants and/or the Warrant Stock required to be purchased by Issuer under Section 6 to one or more third parties or any other transaction (other than a sale of a majority of the

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assets of Issuer) pursuant to which Issuer makes available funds in an amount sufficient to satisfy in cash all its obligations under Section 6.

GAAP shall mean generally accepted accounting principles, consistently applied throughout the specified period.

GOVERNMENTAL AUTHORITY shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (whether through ownership of securities or other ownership interests, by contract or otherwise) by any of the foregoing.

HOLDER shall mean any Person who acquires Warrants or Warrant Stock pursuant to the provisions of this Agreement, including any transferees of Warrants or Warrant Stock, PROVIDED, HOWEVER, that a holder of Warrant Stock purchased pursuant to an effective registration statement or in an ordinary brokerage transaction pursuant to Rule 144 shall not be deemed a Holder.

INCLUDE and INCLUDING shall be construed as if followed by the phrase "without being limited to".

INDEBTEDNESS shall have the meaning assigned to such term in the Note Purchase Agreement.

INDEPENDENT APPRAISER shall mean an appraiser which is a recognized independent expert (including any Investment Banking Firm) experienced in valuing businesses similar or related to the principal business of Issuer.

INVESTMENT BANKING FIRM shall mean a nationally recognized investment banking firm.

INVESTOR shall have the meaning set forth at the head of this Agreement.

ISSUER shall have the meaning set forth at the head of this Agreement.

JOINDER AGREEMENT shall mean a Joinder Agreement between Issuer and a Stockholder, which shall be substantially in the form attached as Annex 3 hereto.

LIEN shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

MAJORITY PUT HOLDERS shall have the meaning assigned to such term in the definition of Fair Market Value in this Section 1.

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MAJORITY WARRANT STOCKHOLDERS shall mean the Holders of a majority of the
Warrant Stock issued or issuable upon exercise of the Warrants. For purposes of giving notices, waivers and consents hereunder, Holders of Warrants shall be deemed holders of Common Stock issued on exercise thereof.

NASDAQ shall mean the National Association of Securities Dealers automated quotation system.

NOTEHOLDERS shall have the meaning assigned to such term in the Note Purchase Agreement.

NOTE PURCHASE AGREEMENT shall have the meaning set forth at the head of this Agreement.

NOTES shall have the meaning assigned to such term in the Note Purchase
Agreement.

OBSERVER shall have the meaning assigned to such term in Section 8.9.

OFFEREE shall have the meaning assigned to such term in Section 8.8.

OFFER NOTICE shall have the meaning assigned to such term in Section 8.8.

OFFER PERIOD shall have the meaning assigned to such term in Section 8.8.

OPTION shall mean any warrant, option or other right to subscribe for or purchase a specified security of Issuer.

OTHER EQUITY DOCUMENTS shall mean the Existing Warrants and the Shareholder Agreement.

OTHER EQUITY SECURITIES shall mean the Employee Options, the Existing Warrant Shares and the shares of Common Stock purchased or purchasable by the holders of the Other Securities upon the exercise thereof.

OTHER SECURITIES shall mean any stock (other than Warrant Stock) and other securities of Issuer or any other Person (corporate or otherwise) which the Holders at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants or pursuant to Section 5 thereof, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Warrant Stock or Other Securities received in an earlier exchange, exercise or replacement of Warrant Stock.

OUT OF THE MONEY shall mean (a) in the case of an Option, that the fair market value of the shares of Common Stock which the holder thereof is entitled to purchase or subscribe for is less than the exercise price of such Option and (b) in the case of a Convertible Security, that the quotient resulting from dividing the fair market value of such Convertible Security by the number of shares of Common Stock into or for which such

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Convertible Security is exercisable, convertible or exchangeable is greater than the fair market value of a share of Common Stock.

PARTICIPATING SECURITIES shall mean any security the rights of the holders of which are not limited to a fixed sum or percentage of liquidation preference or principal amount, a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar index of interest rates in respect of interest or dividends, and to a fixed sum or percentage of principal amount or liquidation preference in any distribution of assets.

PERSON shall mean a corporation, an association, a partnership, a joint venture, an organization, a business, an individual or a Governmental Authority.

PREFERRED STOCK shall mean, as to any Person, any capital stock of such Person which is preferred as to dividends or assets over any other class of any other stock of such Person.

PROPERTY shall have the meaning assigned to such term in the Note Purchase Agreement.

PROPOSED PURCHASER shall have the meaning assigned to such term in Section 7.2.

PUT NOTICE shall have the meaning assigned to such term in Section 6.1(b).

PUT NOTICE DATE shall mean, with respect to a Put Notice, the date on which such Put Notice is given or deemed given, as the case may be, to Issuer.

PUT POSTPONEMENT shall have the meaning assigned to such term in Section 6.2(e).

PUT PRICE PER SHARE shall mean, as at any date, (i) the Fair Market Value divided by (ii) the number of shares of Common Stock then outstanding on a fully diluted basis.

PUT REACTIVATION DATE shall have the meaning assigned to such term in Section 6.2(e).

PUT RESPONSE NOTICE shall have the meaning assigned to such term in Section 6.2(b).

PUT RIGHT shall mean the right of a Holder to require Issuer to purchase Warrants and Warrant Stock pursuant to, and in accordance with, Section 6.

PUT WITHDRAWAL NOTICE shall have the meaning assigned to such term in Section 6.2(b).

QUALIFIED PUBLIC OFFERING shall mean an offering or offerings of Common Stock under one or more effective registration statements under the Securities Act such that, after giving effect thereto, (i) at least 20% of the outstanding Common Stock (on a fully diluted basis) has been sold pursuant to such offerings, and (ii) such offerings result in aggregate cash proceeds being received by Issuer and any selling Stockholders of at least $10,000,000 exclusive of underwriter's discounts and other expenses, as a result of which Common Stock is listed or admitted to trading on a national securities exchange or quoted by NASDAQ.

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RELEVANT MAJORITY HOLDERS shall have the meaning assigned to such term in the definition of Fair Market Value in this Section 1.

RELEVANT NOTICE DATE shall have the meaning assigned to such term in the definition of Fair Market Value in this Section 1.

RESTRICTED CERTIFICATE shall mean a certificate for shares of Warrant Stock or Warrants bearing or required to bear the restrictive legend set forth in Section 4.4.

RESTRICTED SECURITIES shall mean Restricted Stock and Restricted Warrants.

RESTRICTED STOCK shall mean Warrant Stock evidenced by a Restricted Certificate.

RESTRICTED WARRANTS shall mean Warrants evidenced by a Restricted Certificate.

RULE 144 shall mean Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

RULE 144A shall mean Rule 144A promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

SECURITIES ACT shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

SELLING STOCKHOLDER shall have the meaning assigned to such term in Section 7.1.

SENIOR NOTES shall have the meaning assigned to it in Section 1.1(C) of the Note Purchase Agreement.

SHAREHOLDER AGREEMENT shall mean the Shareholder Agreement, dated as of October 14, 2005, among the Issuer and the parties thereto, a copy of which is attached as Annex 2, as amended from time to time.

STOCKHOLDER shall mean any Person who directly or indirectly owns any shares of Common Stock, including any shares of Warrant Stock or any shares of Common Stock purchased or purchasable by the holder of an Option upon the exercise thereof.

STOCK UNIT shall have the meaning assigned to such term in the form of Warrant attached as Annex 1 hereto.

SUBSIDIARY shall mean any Person in which Issuer, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in or the Voting Capital Stock of such Person.

TAG-ALONG PURCHASE OFFER shall have the meaning assigned to such term in Section 7.2.

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TAG-ALONG SALE shall have the meaning assigned to such term in Section 7.1(a).

TRIGGERING EVENT shall mean the earliest to occur of: (i) the sixth anniversary of the Closing Date; (ii) a merger, share exchange or consolidation involving Issuer, unless Issuer is the survivor and the shares of capital stock outstanding immediately prior to such merger, share exchange or consolidation are not subject to purchase, redemption, exchange cancellation or any other change, as a result thereof, or unless the consideration to be received by the Stockholders in such merger, share exchange or consolidation consists solely of cash or securities listed or admitted to trading on a national securites exchange or quoted by NASDAQ, (iii) a sale, lease or other disposition in a single transaction or series of related transactions of all or a majority of the assets of Issuer, unless the consideration to be received by the Stockholders in such sale, lease or other disposition consists solely of cash or securities listed or admitted to trading on a national securites exchange or quoted by NASDAQ; and (iv) any Change of Control.

VOTING CAPITAL STOCK with respect to any corporation shall mean its common stock and Preferred Stock entitled to vote generally for the election of directors.

VSL MERGER shall mean the merger of VeraSun Merger LLC, a Delaware limited liability company, into VeraSun, LLC, a Delaware limited liability company effective as of October 14, 2005.

WARRANT STOCK shall mean (i) the shares of Common Stock purchased or purchasable by the Holders of the Warrants upon the exercise thereof, including any Common Stock into which such Common Stock may thereafter be changed or converted, and
(ii) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Common Stock referred to in clause (i) above, or acquired by way of any rights offering or similar offering made in respect of the Common Stock referred to in clause (i) above. Any Warrant Stock purchased by Issuer shall, upon such purchase, cease to be Warrant Stock, cease to be outstanding and Issuer, upon such purchase, shall not be deemed a Holder.

WARRANTS shall have the meaning assigned to such term in Section 2.1.

ACCOUNTING TERMS AND DETERMINATIONS

1.2 Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders hereunder and under the Warrants shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement and the Warrants shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

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2. PURCHASE AND SALE OF WARRANTS

AUTHORIZATION AND ISSUANCE OF SHARES AND WARRANTS

2.1 Issuer has authorized: (a) the issuance of warrant certificates covering the purchase of Stock Units representing shares of Common Stock in the form of Annex 1 to this Agreement (such certificates, together with the rights to purchase Common Stock provided thereby and all warrant certificates covering such stock issued upon transfer, division or combination of, or in substitution for, any thereof, sometimes called the WARRANTS) for issuance to the Investor pursuant to this Agreement; and (b) the issuance of such number of shares of Common Stock as shall be necessary to permit Issuer to comply with its obligations to issue Common Stock pursuant to the Warrants.

THE PURCHASE OF THE WARRANTS

2.2   On the date hereof:

(a) Issuer shall issue to the Investor Warrants covering 1,180,000 Stock Units which represents 2.66% of the outstanding shares of Common Stock on a fully diluted basis on the date of original issuance of the Warrants and after the effectiveness of the VSL Merger; and

(b) Issuer shall deliver to the Investor a single certificate for the Warrants to be acquired by the Investor hereunder, registered in the name of the Investor, except that, if the Investor shall notify Issuer in writing prior to such issuance that it desires certificates for Warrants to be issued in other denominations or registered in the name or names of any Affiliate, nominee or nominees of the Investor for its or their benefit, then the certificates for Warrants shall be issued to the Investor in the denominations and registered in the name or names specified in such notice.

PURCHASE FOR THE INVESTOR'S ACCOUNT

2.3   The Investor represents and warrants to Issuer as follows:

(a) The Investor is purchasing and shall purchase the Warrants for its own account, without a view to the distribution thereof, all without prejudice, however, to the right of the Investor at any time, in accordance with this Agreement or the Shareholder Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrants or the Warrant Stock held by it.

(b) The Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act.

SECURITIES ACT COMPLIANCE

2.4 The Investor understands that Issuer has not registered the Warrants or the Warrant Stock under the Securities Act, and the Investor agrees that neither the Warrants

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nor the Warrant Stock shall be sold or transferred or offered for sale or transfer without registration under the Securities Act or the availability of an exemption therefrom, all as more fully provided in Section 4.

3.    REPRESENTATIONS AND WARRANTIES

Issuer represents and warrants as follows:

EXISTENCE; QUALIFICATION

3.1 The Issuer is a corporation duly organized, validly existing and in good standing under the law of the State of South Dakota. The Issuer is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in every jurisdiction where the failure to be so qualified would have a material adverse effect on the business, financial condition, operations, assets, prospects, liabilities or capitalization of Issuer taken as a whole and has all requisite corporate power and authority to transact its business in all such jurisdictions.

NO BREACH

3.2 The execution, delivery and performance of this Agreement, the Warrants and the Shareholder Agreement by Issuer and the consummation by it of the transactions contemplated hereby and thereby and the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby will not (a) violate the certificate of incorporation or by-laws of Issuer, (b) violate any loan or credit agreement to which Issuer is a party or is bound, or result in a breach. of or default under any other instrument or agreement to which Issuer is a party or is bound in a way which could reasonably be expected to have a material adverse effect on (i) the property, business, operations, financial condition, prospects, liabilities or capitalization of Issuer, (ii) the ability of Issuer to perform its obligations under any of this Agreement, the Warrant and the Shareholder Agreement, (iii) the validity or enforceability of this Agreement, the Warrant and the Shareholder Agreement, or (iv) the rights and remedies of the Holders under any of this Agreement, the Warrant and the Shareholder Agreement, (c) violate any judgment, order, injunction, decree or award against or binding upon Issuer, (d) result in the creation of any Lien upon any of the properties or assets of Issuer, or (e) violate any law, rule or regulation relating to Issuer.

CORPORATE ACTION

3.3 The Issuer has all necessary corporate power and authority to execute, deliver and perform its respective obligations under this Agreement, the Warrants and the Shareholder Agreement. The execution, delivery and performance by Issuer of this Agreement, the Warrants and the Shareholder Agreement have been duly authorized by all necessary corporate action (including all stockholder action) on the part of Issuer. This Agreement, the Warrants and the Shareholder Agreement have been duly executed and delivered by Issuer and constitutes the legal, valid and binding obligation of Issuer, enforceable against

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Issuer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally as applicable to Issuer and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

APPROVALS

3.4 Except in connection with the registration of the Warrant Stock pursuant to the Shareholder Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the execution, delivery or performance by Issuer of this Agreement, the Warrants or the Shareholder Agreement or for the validity or enforceability thereof. Any such action required to be taken as a condition to the execution and delivery of this Agreement and the Shareholder Agreement, or the execution, issuance and delivery of the Warrants, has been duly taken by all such Governmental Authorities or other Persons, as the case may be.

INVESTMENT COMPANY ACT

3.5 Issuer is not an "investment company", or a company "controlled by" an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

PUBLIC UTILITY HOLDING COMPANY ACT

3.6 Issuer is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

CAPITALIZATION

3.7(a) On the date hereof, the total number of shares of capital stock which Issuer has authority to issue is 350,000,000 shares, consisting of (i) 100,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are outstanding; and (ii) 250,000,000 shares of Common Stock, par value $.01 per share. Schedule I hereto correctly sets forth the capital stock and equity securities owned of record and the names of the owners of record on the date hereof. Upon the issuance of the Warrants under this Agreement, other than (A) the Warrants to be issued pursuant to this Agreement, (B) the Employee Options, and (C) the Existing Warrants, Issuer shall not have outstanding any Convertible Securities or Options exercisable or convertible into or exchangeable for any shares of capital stock or Participating Securities of Issuer, nor, other than the proposed offering of up to 17,500,000 shares of Common Stock on or about November 30, 2005, shall it have outstanding any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any capital stock or

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       Participating Securities of Issuer or Convertible Securities exercisable or convertible into or exchangeable for any capital stock or Participating Securities of Issuer, or obligations of the type specified in Section 8.6(d)(iii).

(b) There is not in effect on the date hereof any agreement by Issuer pursuant to which any holders of securities of Issuer have a right to cause Issuer to register such securities under the Securities Act, other than the Shareholder Agreement, or any agreement to which Issuer or (to its knowledge) any of its stockholders are a party relating to the voting, transfer or sale of such securities.

(c) As of the date hereof, all certificates representing issued and outstanding shares of Common Stock which have been issued to each of the Stockholders existing as of the date hereof bear the legend set forth in
       Section 9 of the Shareholder Agreement on the reverse side thereof.

PRIVATE OFFERING

3.8(a) Assuming the truth and accuracy of the Investor's representations and warranties contained in Section 2.3, the issuance and sale of the Warrants to the Investor hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

(b) All stock and securities of Issuer heretofore issued and sold by Issuer were and all securities of Issuer issued and sold by Issuer on the date hereof are being issued and sold in accordance with, or were exempt from, the registration and prospectus delivery requirements of the Securities Act.

(c) Issuer agrees that neither Issuer nor any Person acting on its behalf has offered or will offer the Warrants or shares of Warrant Stock or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Warrants or shares of Warrant Stock within the provisions of the registration and prospectus delivery requirements of the Securities Act.

NO LITIGATION

3.9(a) There is no action, suit, proceeding or investigation pending or, to the best of Issuer's knowledge after due inquiry, threatened against Issuer before any Governmental Authority seeking to enjoin the transactions contemplated by this Agreement, the Warrants or the Shareholder Agreement.

(b) There are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of Issuer) threatened against Issuer which, if adversely determined, could have a material adverse effect on Issuer's business, financial condition, operations, assets, prospects, liabilities or capitalization of Issuer.

BROKERS

3.10 All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Issuer directly with Investor without the intervention of any Person on behalf of Issuer in such manner as to give rise to any valid claim by any Person against Investor or any Holder for a finder's fee, brokerage commission or similar payment.

4.    RESTRICTIONS ON TRANSFERABILITY

TRANSFERS GENERALLY

4.1 Except as otherwise provided in Section 5, the Restricted Securities shall be transferable only upon the conditions specified in this Section 4 and in the Shareholder Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Restricted Securities.

TRANSFERS OF RESTRICTED SECURITIES PURSUANT TO REGISTRATION STATEMENTS, RULE 144 AND RULE 144A

4.2 The Restricted Securities may be offered or sold by the Holder thereof pursuant to (a) an effective registration statement under the Securities Act, or
(b) to the extent applicable, Rule 144 or Rule 144A or (c) any other legally available means of transfer.

NOTICE OF CERTAIN PRIVATE TRANSFERS

4.3 If any Holder of any Restricted Security desires to transfer such Restricted Security other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or Rule 144A, then such Holder shall deliver, at such Holder's expense, to Issuer a notice with respect to the proposed transfer to the effect that an exemption from registration under the Securities Act is available.

RESTRICTIVE LEGENDS

4.4 Until otherwise permitted by this Section 4, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any subsequent transferee of any such certificate, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF OCTOBER 14, 2005 (THE WARRANT AGREEMENT), BETWEEN VERASUN ENERGY CORPORATION, A SOUTH DAKOTA CORPORATION (ISSUER), WITH AN

      ORGANIZATIONAL IDENTIFICATION NUMBER OF DB050019, AND TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, AS THE WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT."

TERMINATION OF RESTRICTIONS

4.5 All the restrictions imposed by this Section 4 upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144 or is eligible to be sold under and pursuant to paragraph (k) of Rule 144. Whenever the restrictions imposed by this Section 4 shall terminate as to any Restricted Security as hereinabove provided, the Holder thereof shall be entitled to receive from Issuer, without expense, a new certificate evidencing such Restricted Security not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Restricted Security.

5.    CERTAIN DISPOSITIONS OF SECURITIES

CERTAIN DISPOSITIONS OF SECURITIES

5.1(a) Notwithstanding anything in this Agreement or the Warrants to the contrary, but subject to compliance with the Securities Act, applicable state securities laws and the requirement as to placement of a legend on certificates for Restricted Securities specified in Section 4.4, any Holder shall have the right to transfer any or all of its Restricted
       Securities:

            (i) to any Person who at the time owns (directly or indirectly) at least a majority of the Voting Capital Stock of such Holder;

            (ii) to any Person at least a majority of whose Voting Capital Stock shall at the time be owned (directly or indirectly) by such Holder or by any Person who owns (directly or indirectly) at least a majority of the Voting Capital Stock of such Holder;

            (iii) to another Holder; or

            (iv) in the case of any Holder which is an insurance company, pension fund, bank, bank holding company or a subsidiary of an insurance company, pension fund, bank or bank holding company, to a third party, if, in the reasonable judgment of such Holder, such transfer is required to be effected by such Holder because (A) its investment in Warrants or shares of Warrant Stock may exceed any limitation to which it is subject, or is otherwise not permitted, under any law, rule or regulation of any Governmental Authority, or (B) restrictions are imposed on such Holder under any law, rule or regulation which, in the reasonable judgment of such Holder, make it illegal or unduly burdensome to continue to hold such Warrants or shares of Warrant Stock or a portion thereof.

      The party to which Restricted Securities are transferred pursuant to the immediately preceding sentence shall be deemed to be a Holder of such Restricted Securities and bound by the provisions of this Agreement applicable to Holders so long as he, she or it continues to own any of the Restricted Securities so transferred to such transferee.

(b) If the circumstances described in clause (iv) of Section 5.1(a) arise, Issuer shall assist such Holder in disposing of its Warrants and Warrant Stock in a prompt and orderly manner and, at the request of such Holder, the Issuer shall provide (and authorize such Holder to provide) financial and other information covering the Issuer to any prospective purchaser of the Warrants or Warrant Stock owned by such Holder as such purchaser shall reasonably request.

CANCELLATION AND ISSUANCE

5.2 If any Holder or any of its Affiliates assigns or otherwise transfers all or any of its Notes and/or Commitments (including by selling participations therein), or assigns or otherwise transfers any of its rights or obligations under the Note Purchase Agreement or the Notes, to any Person, such Holder may request (upon 10 days' prior notice to Issuer) that (i) a number of Warrants held by such Holder be canceled on the date of such assignment and transfer; and
(ii) a like number of Warrants be issued by Issuer to the Person to whom such Notes and/or Commitments, or such rights or obligations, are being assigned or otherwise transferred. Upon the date specified in such request:

(a) Issuer shall issue, and the Holder shall surrender for cancellation, such number of Warrants as aforesaid, PROVIDED that such issuance shall not violate the Securities Act or any applicable state securities laws;

(b) Each Person that receives a certificate for Warrants will deliver a certificate to Issuer affirming the representations and warranties contained in Section 2.3 as of such date; and

(c) Issuer will deliver a certificate to each Person that receives a certificate for Warrants affirming the representations and warranties contained in Section 3 as of such date.

6.    PUT RIGHTS

PUT RIGHTS

6.1 (a) At any time on or after the occurrence of the Triggering Event, but prior to the earlier to occur of (i) the Expiration Date and (ii) the consummation of a Qualified Public Offering, each Holder will have the right to require Issuer to purchase all of the Warrants and the Warrant Stock owned by such Holder.

(b) A Holder may exercise a Put Right by delivering a notice to Issuer stating that such Holder will require Issuer to purchase the Warrants or Warrant Stock specified in such notice (a PUT NOTICE). Within five days after receipt of a Put Notice by Issuer, Issuer shall give a notice to the Holders (other than the Holder who gave such Put Notice) advising them of the receipt by Issuer of such Put Notice, together with a copy of such Put Notice. The date upon which Issuer shall so advise the other Holders is herein called the COMPANY NOTICE DATE. Within 15 days after the Company Notice Date, each other Holder also may give a Put Notice to Issuer and each such Put Notice shall be deemed given as of the date of the Put Notice given by the Holder initially exercising the Put Right. The failure so to give a Put Notice by a Holder within such 15-day period shall be without prejudice to the right of such Holder to give thereafter a Put Notice pursuant to this Section 6.

PROCEDURES

6.2 (a) The purchase and sale of the Warrants and the Warrant Stock pursuant to a Put Right shall be consummated on a date selected by Issuer upon at least five days' prior written notice to such Holders, which date in no event shall be earlier than the date five days, nor later than the date 10 days, after the determination of Fair Market Value (the PUT CLOSING DATE). On the Put Closing Date, Issuer shall purchase from the Holder which has given such Put Notice, and such Holder shall sell to Issuer, the Warrants and/or the Warrant Stock specified in such Put Notice: (i) in the case of each share of Warrant Stock so purchased, at a purchase price equal to the Put Price Per Share as of the Put Notice Date; and (ii) in the case of each Warrant, at a purchase price equal to (A) the product of (1) the Put Price Per Share as of the Put Notice Date and (2) the number of shares of Warrant Stock for which such Warrant is exercisable as of the Put Notice Date, MINUS (B) an amount equal to the aggregate Exercise Price as of the Put Notice Date for such number of shares of Warrant Stock. Payment of the purchase price for the Warrants and/or the Warrant Stock so purchased by Issuer shall be made by wire transfer in immediately available funds.

(b) If Issuer is prohibited from purchasing all Warrants and Warrant Stock put to it pursuant to a Put Notice because (i) of the existence of a contractual restriction, including, but not limited to, a default which is then existing or would result from such purchase under the Note Purchase Agreement (the DEFAULTS), or (ii) Issuer does not have sufficient funds legally available therefor under applicable law, then Issuer shall give notice (a PUT RESPONSE NOTICE) to each Holder which has delivered such Put Notice of (x) the reason that it is unable to purchase all Warrants and Warrant Stock put to it pursuant to a Put Notice, including (1) if due to a deficiency, the computation thereof, and/or (2) if due to a Default, the nature of the covenants which have been or would be breached and if such provisions are financial covenants, a computation of the amounts or ratios setting forth the deficiencies with respect to such covenants, and (y) the aggregate amount of such Warrants and Warrant Stock, if any, which it will be able to purchase, which Put Response Notice shall be delivered within five days of the determination of Fair Market Value and shall be given together with the notice of the Put Closing Date, if any, given by Issuer pursuant to the first sentence of Section 6.2(a). Each such Holder shall have the right to withdraw its Put Notice by delivering a notice (a PUT WITHDRAWAL NOTICE) to Issuer at any time prior to the Put Closing Date or if none is set in the Put Response Notice, prior to the last day on which a Put Closing could occur pursuant to the first sentence of Section 6.2(a). If any such Holders have not timely delivered Put Withdrawal Notices, unless prohibited by a Default which has not been waived by the Noteholders, Issuer thereupon shall purchase from such Holders the aggregate amount of Warrants and Warrant Stock, if any, it may purchase on such date with funds legally available under applicable law for such purpose. Such purchase shall be allocated among the Holders which have not timely delivered Put Withdrawal Notices pro rata, based on the ratio of the number of shares of Warrant Stock put to Issuer (including Warrant Stock issuable upon the exercise of Warrants put to Issuer) by each such Holder to the number of shares of Warrant Stock put to Issuer (including Warrant Stock issuable upon the exercise of Warrants put to Issuer) by all such Holders.

(c) If Issuer is prohibited from purchasing any Warrants and/or Warrant Stock upon the exercise by a Holder of a Put Right for any of the reasons described in the first sentence of Section 6.2(b), then Issuer shall use its best efforts to increase its legally available funds under applicable law to an amount sufficient to enable it to purchase legally all Warrants and Warrant Stock put to it pursuant to a Put Notice and to obtain relief from the Defaults in order to enable it to make the required payments, including through effecting a Financing, obtaining the requisite consent of the Noteholders under the Note Purchase Agreement or any such holders of Indebtedness or otherwise, in each case, as soon as possible.

(d) If on the Expiration Date any Holder is prevented from exercising its rights under this Section 6 for any of the reasons described in the first sentence of Section 6.2(b), Issuer's obligation to purchase Warrants and/or Warrant Stock shall be extended until 5:00 p.m., New York City time, on the last day of the calendar month next following by at least 120 days the date upon which Issuer shall notify the Holders that such reason or reasons no longer exist.

(e) If Issuer is prohibited from purchasing some of or all Warrants and/or Warrant Stock upon the exercise by a Holder of a Put Right for any of the reasons described in the first sentence of Section 6.2(b) and such Holder shall not have timely delivered a Put Withdrawal Notice, then (i) the Put Price Per Share for such Holder with respect to such unpurchased Warrants and/or Warrant Stock shall become an accruing liability of Issuer with interest thereon commencing on the date of exercise of such Put Right through the date on which the related Warrants and/or Warrant Stock are purchased by Issuer at a rate per annum equal to 15.5% compounded quarterly (such liability and interest being herein called the ACCRUING LIABILITY); and (ii) such obligation of Issuer to purchase shall otherwise be deemed suspended for so long as and only to the extent that Issuer is unable to repurchase such Warrants and/or Warrant Stock after taking all the action described in the last paragraph of Section 6.2(c) (a PUT POSTPONEMENT) on any Put Reactivation Date, the Put Price Per Share for such Warrants and Warrant Stock shall be deemed to be the Accruing Liability. As used herein, PUT REACTIVATION DATE shall mean a date when the Put Postponement lapses in whole or in part and the obligation of Issuer to purchase Warrants and Warrant Stock shall no longer be deemed suspended to the same extent pursuant to clause (ii) of this Section 6.2(c).

(f) The calculations of the Put Price Per Share under this Section 6, other than with respect to the determination of Fair Market Value, shall be subject to the reasonable approval of the applicable Majority Put Holders.

7.    RIGHT TO JOIN IN SALE

TAG-ALONG RIGHTS

7.1 (a) Notwithstanding anything herein to the contrary, but subject to the provisions of Section 7.1(b), if any Stockholder or group of Stockholders of the Issuer proposes, in a single transaction or a series of related transactions, to sell, dispose of or otherwise transfer, directly or indirectly, any shares of Common Stock then outstanding in any manner (each, a TAG-ALONG SALE), then Issuer shall cause such Stockholder (the SELLING STOCKHOLDER) to refrain from effecting such transaction unless, prior to the consummation thereof, the Holders shall have been afforded the opportunity to join in such transfer as provided in Section 7.2 hereof (it being understood that such Holders shall pay their own expenses in connection therewith).

(b) The provisions of Section 7.1(a) shall not apply in connection with any sale, disposition or other transfer of (i) the Employee Options, (ii) Existing Warrants (iii) the Employee Shares, (iv) up to 500,000 shares by any Person in any 12-month period, (v) shares transferred for estate planning purposes where the transferor retains voting control over such shares and (vi) any shares of Common

      Stock (A) pursuant to a registration statement filed pursuant to the Securities Act in which the Holder may participate pursuant to the terms of the Shareholder Agreement or (B) in an ordinary brokerage transaction pursuant to Rule 144.

(c) On the date hereof, Issuer shall deliver to Investor a Joinder Agreement in the form of Annex 3, executed by the Issuer and each of its Stockholders.

(d) As a condition to the validity of any sale, disposition or other transfer of any Common Stock (i) by any of the Persons who have executed and delivered Joinder Agreements pursuant to Section 7.1(c) or this Section 7.1(d) to any other Person, or (ii) by Issuer to any Person in a transaction in which such Person would become a Stockholder of Issuer, other than pursuant to an underwritten public offering or in an ordinary brokerage transaction under Rule 144, the transferee thereof shall execute and deliver to Issuer and each Holder a Joinder Agreement.

PROCEDURES

7.2 Prior to the consummation of any transaction subject to Section 7.1, the Person or group of Persons that proposes to acquire shares of Common Stock in a Tag-Along Sale (the PROPOSED PURCHASER) shall make a written offer to the Holders (the TAG-ALONG PURCHASE OFFER) which offer shall describe in reasonable detail the Common Stock and Warrants proposed to be purchased, the price to be paid and all other terms of the Tag-Along Sale. The Holders shall have 15 days after the making of the Tag-Along Purchase offer in which to accept the Tag-Along Purchase Offer. If any Holder accepts the Tag Along Purchase Offer (PARTICIPATING HOLDER), such Participating Holder shall be entitled to sell in the Tag-Along Sale a number of shares of Warrant Stock (including Warrant Stock issuable upon the exercise of Warrants) equal to the product of (i) the quotient determined by dividing (x) the number of shares of Warrant Stock owned by such Participating Holder (including Warrant Stock issuable upon the exercise of Warrants) by (y) the aggregate number of shares of Common Stock (on a fully diluted basis) owned by the Selling Stockholder and all Participating Holders, and (ii) the aggregate number of shares of Common Stock and Warrants proposed to be purchased by the Proposed Purchaser in the Tag-Along Sale; PROVIDED, HOWEVER, that if the Tag-Along Sale would cause a Change of Control or would cause any controlling stockholder and their respective Affiliates to own less than a majority of the outstanding Common Stock or less than a majority of the Voting Capital Stock of Issuer, then the Participating Holders shall be entitled to sell 100% of their respective Warrants and Warrant Stock (but not exceeding the aggregate amount of shares of Common Stock proposed to be acquired in the Tag-Along Sale). The Tag-Along Purchase Offer shall be at the same price and on the same terms and conditions as the offer by the Proposed Purchaser to the Selling Stockholder, except that no Participating Holders shall be required to make representations and warranties to or agreements with the Proposed Purchaser other than representations, warranties and agreements regarding such Participating Holder and its ownership of the Warrants and/or Warrant Stock to be sold in the Tag-Along Sale.

ISSUER'S COVENANTS

7.3 Issuer will not, on or after the date hereof, either (a) deliver to the persons specified in Section 7.1(a) a certificate evidencing any shares of Common Stock being sold in a transaction requiring that a Tag-Along Purchase Offer be made unless the Proposed Purchaser shall have in fact made a Tag-Along Purchase Offer in accordance with the provisions of Section 7.2, or (b) deliver to the persons specified in Section 7.1(a) a certificate evidencing any shares of Common Stock in connection with any other transaction without including on the reverse side of such certificate a legend in substantially the following form:

      THE SALE, DISPOSITION OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF SECTION 7 OF THAT CERTAIN WARRANT AGREEMENT DATED AS OF OCTOBER 14, 2005, BETWEEN VERASUN ENERGY CORPORATION, A SOUTH DAKOTA CORPORATION WITH AN ORGANIZATIONAL IDENTIFICATION NUMBER OF DB050019 (ISSUER) AND TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, AS SUCH WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME. A COPY OF THE FORM OF SUCH WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 7 OF SUCH WARRANT AGREEMENT.

8.    HOLDERS, RIGHTS

DELIVERY EXPENSES

8.1 If any Holder surrenders any certificate for Warrants or Warrant Stock to Issuer or a transfer agent of Issuer for exchange for instruments of other denominations or registered in another name or names, Issuer shall cause such new instruments to be issued and shall pay the cost of delivering to or from the office of such Holder from or to Issuer or its transfer agent, duly insured, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instrument.

TAXES

8.2 Issuer shall pay all taxes (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the Shareholder Agreement or the issuance of the Warrants and Warrant Stock hereunder or in connection with any modification of this Agreement, the Shareholder Agreement or the Warrants and shall hold each Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of Issuer under this Section 8.2 shall survive any redemption, repurchase or acquisition of Warrants or Warrant Stock by

Issuer, any termination of this Agreement or the Shareholder Agreement, and any cancellation or termination of the Warrants.

REPLACEMENT OF INSTRUMENTS

8.3 Upon receipt by Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Stock, and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that, if the owner of the same is the Investor or an institutional lender or investor, its own agreement of indemnity shall be deemed to be satisfactory), or

(b)   in the case of mutilation, upon surrender or cancellation thereof,

Issuer, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants or Warrant Stock.

CERTAIN RESTRICTIONS

8.4 Issuer shall not at any time enter into an agreement or other instrument limiting in any manner its ability to perform its obligations under this Agreement, the Shareholder Agreement or the Warrants, or making such performance or the issuance of shares of Common Stock upon the exercise of any Warrant a default under any such agreement or instrument.

TRANSACTIONS WITH AFFILIATES

8.5 Except as expressly permitted by this Agreement, Issuer shall not directly or indirectly: (a) make any loan or advance to, or other investment in, an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate); PROVIDED, HOWEVER, that (i) for the purposes of this Section 8.5, no Subsidiary of Issuer shall be deemed to be an Affiliate of Issuer; (ii) any Affiliate who is an individual may serve as an officer, director or employee of Issuer and receive reasonable compensation for his or her services in such capacity, and (iii) Issuer may enter into transactions providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to Issuer as the monetary or business consideration which would obtain in a comparable transaction with a Person or entity not otherwise an Affiliate of the Issuer or any of the Issuer's Stockholders.

CERTAIN COVENANTS

8.6(a) Issuer shall, at all times prior to the Expiration Date, retain an independent accounting firm as its auditors, as provided in the Note Purchase Agreement.

(b) Except as otherwise specifically provided herein, Issuer shall not effect any repurchase, recapitalization, reorganization, reclassification, merger, consolidation, share exchange, liquidation, spin-off, stock split, non-cash dividend, distribution or stock consolidation, subdivision or combination that would not afford to each Stockholder and Holder the same type and amount of consideration.

(c) At any time prior to a Qualified Public Offering, Issuer shall afford any Holder of Warrants and/or Warrant Stock or its authorized agents or any prospective purchasers of Warrants and/or Warrant Stock, access, at reasonable times, upon reasonable prior notice, (i) to inspect the books and records of Issuer and its Subsidiaries, (ii) to discuss with management of Issuer and its Subsidiaries the business and affairs of Issuer and its Subsidiaries, and (iii) to inspect the properties of Issuer and its Subsidiaries.

(d) So long as any Warrants or Warrant Stock shall remain outstanding, Issuer shall not (i) issue any Participating Security, options for or Convertible Securities convertible into a Participating Security, (ii) issue any class of equity other than Common Stock and Preferred Stock as authorized on the date hereof, (iii) make or agree to make payments to any Person, such as any "phantom" stock payments, where the amount thereof is calculated with reference to fair market or equity value of Issuer or any of the Subsidiaries, or (iv) issue any Common Stock for less than the Exercise Price.

(e) Issuer shall afford each Holder and its authorized agents the right to attend all meetings of shareholders of Issuer and the Subsidiaries.

(f)   Issuer shall hold an annual meeting of shareholders in South Dakota.

(g) To enable the ready and consistent determination of the Put Price Per Share and compliance with the covenants set forth herein, Issuer will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters-in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

(h) Except as otherwise specifically provided herein, Issuer shall not effect any repurchase or redemption of Common Stock from any stockholder, other than (a) on a pro rata basis from all stockholders and Warrant Holders participating in such repurchase or redemption at the same type and amount of consideration or (b) up to 307,693 shares of Common Stock held by employees of the Issuer on the date hereof. Any repurchase or redemption of Common Stock (except for the 307,693 shares described above) shall include Warrant Stock.

(i) Issuer shall provide each Holder with notice of the occurrence of the Triggering Event as soon as possible, but in no event later than the third Business Day following such Triggering Event, together with a brief description of the event.

(j) Issuer shall not amend or consent to any modification, supplement or waiver of any provision of any Other Equity Documents in any manner which would have an adverse effect on the Holders without the prior written consent of the Majority Warrant Stockholders. Without limiting the generality of the foregoing, Issuer shall not amend, or consent to any modification, supplement or waiver of any provision of any Other Equity Documents in a way which would materially increase the benefits of the parties thereto, increase the number of securities which may be issued or sold thereunder, or materially modify the requirements as to eligibility for participation therein.

INDEMNIFICATION

8.7 Issuer shall indemnify and hold harmless each of the Investor and the Holders and each of their respective directors, officers, employees, stockholders, Affiliates and agents (each, an INDEMNIFIED PERSON) on demand from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from, or in any way relate to, this Agreement, the Warrants or the Shareholder Agreement, or in connection with the other transactions contemplated hereby and thereby (other than the mere diminution of the Investment by Holders in the Warrants unaccompanied by any other violation of this Agreement), and to reimburse each indemnified person, upon its demand, for any legal or other expenses incurred in connection with investigating, defending or participating in the defense of any such loss, claim, damage, liability, action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such indemnified person. No indemnified person shall be responsible or liable to either Issuer or any other Person for any damages which may be alleged as a result of or relating to this Agreement, the Warrants or the Shareholder Agreement, or in connection with the other transactions contemplated hereby and thereby, except to extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Person.

BOARD OBSERVERS

8.8 Issuer shall afford Teachers Insurance and Annuity Association of America the opportunity to have one representative (each, an OBSERVER) attend as an observer at (but not participate in or vote at) each meeting of the Board. Issuer shall give the Observer notice of all such meetings at the same time and in the same manner as notice is given to members of the Board. The Observer shall be entitled to receive all written materials and other information given to the directors of Issuer in connection with such meetings at the same time and in the same manner and form such materials and information are given to the directors, and copies of all minutes and all resolutions adopted by the Board (whether at meetings, by written consent or otherwise) promptly after such adoption and (if applicable) approval thereof (it being understood that such copies shall be certified by the Secretary or Assistant Secretary of Issuer). The Observer shall be appointed by Teachers Insurance and Annuity Association of America. Issuer shall reimburse Teachers Insurance and Annuity Association of America for the reasonable out-of-pocket expenses incurred by it in connection with the exercise of their rights under this Section 8.9.

FINANCIAL STATEMENTS, ETC.

8.9 Issuer shall deliver the information specified below to each Holder of a Warrant or Warrant Stock:

(a) as soon as available and in any event within 30 days after the end of each of the first three fiscal quarters of each fiscal year of Issuer, statements of income, retained earnings and cash flows of Issuer for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets as at the end of each such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year (if any), accompanied by a certificate of a senior financial officer of Issuer, which certificate shall state that such financial statements fairly present the financial condition and results of operations of Issuer, and said financial statements fairly present the respective individual financial condition and results of operations of Issuer in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments and except for the absence of financial footnotes);

(b) as soon as available and in any event within 120 days after the end of each fiscal year of Issuer, statements of income, retained earnings and cash flow of Issuer, for such fiscal year and the related balance sheets as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied (i) in the case of said statements and balance sheet, by an opinion thereon of independent certified public accountants selected by the Issuer and reasonably acceptable to the Majority Warrant Stockholders, which opinion shall state that said financial statements fairly present the financial condition and results of operations of Issuer as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any default under any credit agreement to which Issuer is a party, and
      (ii) in the case of said statements and balance sheets, by a certificate of a senior financial officer of Issuer, which certificate shall state that said financial statements fairly present the respective individual financial condition and results of operations of Issuer, in each case in accordance with GAAP, as at the end of, and for, such fiscal year;

(c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which Issuer shall have filed with the Commission

      (or any Governmental Authority substituted therefor) or any national securities exchange; and

(d) promptly upon the mailing thereof to the shareholders of Issuer or any holder of Indebtedness of Issuer generally, copies of all financial statements, reports and proxy statements so mailed.

HOLDERS' RIGHTS IN CASE OF OTHER SECURITIES

8.10 If the Holders at any time shall have received or shall be entitled to receive Other Securities, appropriate provision shall be made so that the Holders receive with respect to such Other Securities as nearly as possible the intended benefits of this Agreement with respect thereto.

9.    MISCELLANEOUS

HOME OFFICE PAYMENT

9.1 Notwithstanding anything to the contrary in this Agreement or the Warrants, so long as the Investor or any nominee designated by the Investor shall be a Holder, Issuer shall punctually pay all amounts which become due and payable with respect to any Warrant or Warrant Stock to the Investor at the address registered on the books of Issuer maintained for such purpose, or at such other place and in such manner as the Investor may designate by notice to Issuer, without presentation or surrender of such Warrant or the making of any notation thereon. The Investor agrees that prior to the sale, transfer or other disposition of a part of any Warrant, it will make notation thereon of the number of Stock Units covered by the part of the Warrant sold, transferred or disposed, or surrender the same in exchange for a Warrant covering the number of Stock Units remaining on the Warrant so surrendered. Issuer agrees that the provisions of this section shall inure to the benefit of any other Holder registered on the books of Issuer.

WAIVER

9.2 No failure on the part of the Investor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Warrants or the Shareholder Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Warrantor the Shareholder Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

NOTICES

9.3 (a) All notices, requests and other communications provided for herein and the Warrants (including any waivers or consents under, this Agreement and the Warrants) shall be given or made in writing,

      (i)   if to Issuer:

            VeraSun Energy Corporation
            100 22nd Avenue
            Brookings, South Dakota 57006
            Attention: Donald L. Endres, Chief Executive Officer

      (ii)  if to the Investor:

            Teachers Insurance and Annuity Association of America
            730 Third Avenue
            New York, New York 10017
            Attention: Lisa Ferraro

      (iii) if to any other Person who is the registered Holder of any Warrants or Warrant Stock, to the address for such Holder as it appears in the stock or warrant ledger of Issuer:

      or, in the case of any Holder, at such other address as shall be designated by such party in a notice to Issuer; or, in the case of Issuer, at such other address as Issuer may designate in a notice to the Investor and all other Holders.

(b) All such notices, requests and other communications shall be: (i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid; and (ii) effective upon receipt.

EXPENSES, ETC.

9.4 Issuer agrees to pay or reimburse the Investor and the Holders for: (a) all reasonable out-of-pocket costs and expenses of the Investor and the Holders (including the reasonable fees and expenses of Freshfields Bruckhaus Deringer LLP, special New York counsel to the Investor and other reasonable legal fees and expenses), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Shareholder Agreement and the issuance of Warrants hereunder, and (ii) any amendment, modification or waiver of (or consents in respect of) any of the terms of this Agreement, the Shareholder Agreement or the Warrants; and (b) all reasonable costs and expenses of the Investor and the Holders (including reasonable legal fees and expenses) in connection with (i) any default by Issuer hereunder or under the Warrants or the Shareholder Agreement or any enforcement proceedings resulting therefrom, and
(ii) the enforcement of this Section 9.4.

AMENDMENTS, ETC.

9.5 Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by

(a) Issuer and (b) the holders of 51% of the shares of Warrant Stock; PROVIDED, HOWEVER, that (i) the consent of the holders of any such class of shares or Warrants shall not be required with respect to any amendment or waiver which does not affect the rights or benefits of such class under this Agreement, and
(ii) no such amendment or waiver shall, without the written consent of all holders of such shares and Warrants at the time outstanding, amend this Section 9.5.

SUCCESSORS AND ASSIGNS

9.6 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SURVIVAL

9.7 (a) All representations and warranties made by Issuer herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement or the Shareholder Agreement shall be considered to have been relied upon by the Investor and shall survive the issuance of the Warrants or the Warrant Stock regardless of any investigation made by or on behalf of the Investor. All statements in any such certificate or other instrument so delivered shall constitute representations and warranties by Issuer hereunder.

(b) All representations and warranties made by the Investor herein shall be considered to have been relied upon by Issuer and shall survive the issuance to the Investor of the Warrants or the Warrant Stock regardless of any investigation made by Issuer or on its behalf.

SPECIFIC PERFORMANCE

9.8 Damages in the event of breach of this Agreement by a Holder or Issuer would be difficult, if not impossible, to ascertain, and it is therefore agreed that each Holder and Issuer, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each Holder and Issuer hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude the Holders or Issuer from pursuing any other rights and remedies at law or in equity which the Holders or Issuer may have.

CAPTIONS

9.9 The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

COUNTERPARTS

9.10 This Agreement may be executed on counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

GOVERNING LAW

9.11 This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SEVERABILITY

9.12 If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

ADJUSTMENT OF COMMON STOCK

9.13 All references to Common Stock herein shall be subject to appropriate adjustment by reason of any stock dividend, split, reverse split, combination, recapitalization or any similar corporate transaction.

IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.

VERASUN ENERGY CORPORATION
(ORGANIZATIONAL IDENTIFICATION # DB050019)

By: /s/ Donald L. Endres
    --------------------------
    Name:  Donald L. Endres
    Title: Chief Executive Officer

TEACHERS INSURANCE AND ANNUITY
  ASSOCIATION OF AMERICA

By: /s/ Lisa M. Ferraro
    --------------------------
    Name:  Lisa M. Ferraro
    Title: Director

                                                                    ANNEX 1

                                                                       TO

                                                               WARRANT AGREEMENT

                                [Form of Warrant]

                                     WARRANT

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF OCTOBER 14, 2005 (THE WARRANT AGREEMENT), BETWEEN VERASUN ENERGY CORPORATION, A SOUTH DAKOTA CORPORATION WITH AN ORGANIZATIONAL IDENTIFICATION NUMBER OF DB050019 (ISSUER), AND TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, AS THE WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

No. of Stock Units: _____________________ Warrant No. _________________

                                     WARRANT

                           to Purchase Common Stock of

                           VERASUN ENERGY CORPORATION
                    (ORGANIZATIONAL IDENTIFICATION# DB050019)

                          Expiring on December 23, 2012

THIS IS TO CERTIFY THAT [_________________], or its registered assigns, is entitled to purchase in whole or in part from time to time from VeraSun Energy Corporation, a South Dakota corporation with an organizational identification number of DB050019 (ISSUER), at any time on and after the date hereof, but not later than 5:00 p.m., New York time, on December 23, 2012 (as it may be extended pursuant to Section 6.3 hereof, the EXPIRATION DATE), [__________] Stock Units (as hereinafter defined and subject to adjustment as provided herein) at a purchase price of $.01 per Stock Unit PROVIDED, that such purchase price shall not be less than the aggregate par value of the capital stock contained in a Stock Unit, (the EXERCISE PRICE), subject to the terms and conditions hereinbelow provided. Each exercise made hereunder must be of a minimum of the lesser of 100 Stock Units and all of the remaining Stock Units covered by this Warrant.

This Warrant is one of the Warrants originally issued pursuant to the Warrant Agreement dated as of October 14, 2005, between Issuer and Teachers Insurance and Annuity Association of America.

CERTAIN DEFINITIONS

1.(a) Each capitalized term used herein without definition shall have the meaning ascribed thereto (or incorporated by reference) in the Warrant Agreement (as hereinafter defined).

(b)   As used in this Warrant, unless the context otherwise requires:

ADDITIONAL SHARES OF COMMON STOCK shall mean all shares (including treasury shares) of Common Stock issued or sold by Issuer on or after the date hereof, other than (i) the shares of Common Stock which may be issued pursuant to the Other Equity Securities (whether issuable immediately or upon the arrival of a specified date or the occurrence of a specified event) on the date hereof, (ii) shares purchased by Holder pursuant to the exercise of preemptive rights pursuant to Section 5 of the Shareholder Agreement, (iii) the shares of Common Stock described as being issued and outstanding in Section 3.7 of the Warrant Agreement and (iv) up to 1,102,608 additional shares of Common Stock to be issued to employees, directors or consultants of the Issuer after the date of this Warrant and as authorized by the Board.

CONVERTIBLE SECURITY VALUE shall mean the value of a Convertible Security as computed in accordance with accepted financial practice, taking into account both its fixed income value (determined by discounting future payments at an appropriate rate) and the value of the embedded option (determined using an appropriate option valuation model).

CURRENT MARKET PRICE, per share of Common Stock, for the purposes of any provision of this Warrant at the date herein specified, shall be deemed to be the fair market value per share of Common Stock, as reasonably determined by the Board, or if there shall be a public market for the Common Stock, the average of the daily market prices for each day during the 30 consecutive trading days commencing 45 Business Days before such date as of which such price can be established in the manner set forth below. The market price for each such Business Day shall be the last sale price on such day as reported in the Consolidated Last Sale Reporting System or as quoted in the National Association of Securities Dealers Automated Quotation System, or if such last sale price is not available, the average of the closing bid and asked prices as reported in either such system, or in any other case the highest bid price quoted for such day as reported by The Wall Street Journal and the National Quotation Bureau pink sheets.

CURRENT WARRANT PRICE, for the purpose of any provision of this Warrant at the date herein specified, shall mean the amount per share of Common Stock equal to the quotient resulting from dividing the Exercise Price per Stock Unit in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

EXERCISE NOTICE shall have the meaning set forth in Section 2.

EXERCISE PRICE shall have the meaning set forth at the head of this Warrant.

EXPIRATION DATE shall have the meaning set forth at the head of this Warrant as extended under Section 6.3.

HOLDER shall mean the registered holder of this Warrant.

INCLUDE and INCLUDING shall be construed as if followed by the phrase ", without being limited to,".

ISSUER shall have the meaning set forth at the head of this Warrant.

STOCK UNIT shall mean one share of Common Stock, as such Common Stock is constituted on the date hereof, and thereafter shall mean such number of shares (including any fractional shares) of Common Stock and other securities, cash or other property as shall result from the adjustments specified in Section 4 and
Section 5.

WARRANT AGREEMENT shall mean the Warrant Agreement dated as of October 14, 2005 between Issuer and Teachers Insurance and Annuity Association of America, as such Warrant Agreement shall be modified and supplemented and in effect from time to time.

WARRANT HOLDER shall mean any Person who acquires Warrants or Warrant Stock pursuant to the provisions of the Warrant Agreement, including any transferees of Warrants or Warrant Stock.

WARRANTS shall mean the Warrants originally issued by Issuer pursuant to the Warrant Agreement, evidencing rights to purchase up to an aggregate of 1,180,000 Stock Units, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions, except as to the number of Stock Units for which they may be exercised.

EXERCISE OF WARRANT

2. On and after the date hereof and until 5:00 p.m., New York time, on the Expiration Date, Holder may exercise this Warrant, on one or more occasions, on any Business Day, in whole or in part, by delivering to Issuer, at its office maintained for such purpose pursuant to Section 12.1, (a) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased (the EXERCISE NOTICE), (b) a certified or bank check or checks payable to Issuer in an aggregate amount equal to the aggregate Exercise Price for the number of Stock Units as to which this Warrant is being exercised, and (c) this Warrant. Such Exercise Notice may be substantially in the form of Annex A hereto. Upon receipt thereof, Issuer shall, as promptly as practicable and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a stock certificate or certificates representing the aggregate number of shares of Warrant Stock and other securities issuable upon such exercise and any other property to which such Holder is entitled.

The stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of Holder or, subject to Section 4 of the Warrant Agreement, such other name or names as shall be designated in such Exercise Notice. Such stock certificate or certificates shall be deemed to have been issued and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including, to the extent permitted by law, the right to vote such shares or to consent or to receive notice as a Stockholder, as of the date on which the last of the Exercise Notice, payment of the Exercise Price and this Warrant is received by Issuer as aforesaid, and all taxes required to be paid by Holder, if any, pursuant to Section 9 hereof, prior to the issuance of such shares have been paid. If this Warrant shall have been exercised only in part, Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Stock and other securities, execute and deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

All shares of Common Stock issuable upon the exercise of this Warrant shall, upon payment therefor in accordance herewith, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens.

Issuer shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, Issuer shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

TRANSFER, DIVISION AND COMBINATION

3. Subject to Section 12.3, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of Issuer to be maintained for such purpose, upon surrender of this Warrant at the office of Issuer maintained for such purpose pursuant to Section 12.1, together with a written assignment of this Warrant, substantially in the form of Annex B hereto, duly executed by Holder or its agent or attorney and payment of funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, Issuer shall, subject to Section 12.3 and the immediately following sentence, (a) execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, (b) issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and (c) promptly cancel this Warrant. If and when this Warrant is assigned in blank (in case the restrictions on transferability referred to in Section 12.3 shall have been terminated), Issuer may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and Issuer shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this Section 3 and Section 12.3, may be exercised by an assignee for the purchase of shares of Common stock without having a new Warrant or Warrants issued. Notwithstanding any provision herein to the contrary, Issuer shall not be required to register the transfer of. Warrants or Warrant Stock in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant and the Warrant Agreement.

Issuer shall maintain at its aforesaid office books for the registration and transfer of the Warrants.

ADJUSTMENT OF STOCK UNIT

4. The number of shares of Common Stock comprising a Stock Unit shall be subject to adjustment from time to time as set forth in this Section 4. Issuer shall not take any action with respect to its Common Stock of any class requiring an adjustment pursuant to any of Sections 4.1, 4.7 or 5 without at the same time taking like action with respect to its Common Stock of each other class, and Issuer shall not create any class of Common Stock which carries any rights to dividends or assets differing in any respect from the rights of the Common Stock on the date hereof.

STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS

4.1   If at any time Issuer shall:

(a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock, or

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK

4.2 If at any time Issuer shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Market Price at the time the

Additional Shares of Common Stock are issued, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued, and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the Current Market Price. For purposes of this Section 4.2, the date as of which the Current Market Price shall be computed shall be the earlier of (i) the date on which Issuer shall enter into a firm contract for the issuance of such Additional Shares of Common Stock and (ii) the date of actual issuance of such Additional Shares of Common Stock. Subject to Section 4.5, no further adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section 4.2 upon the issuance of any Additional Shares of Common
Stock:

(a)   for which an adjustment is provided under Section 4.1: or

(b) which are issued pursuant to the exercise of any Options or the conversion, exchange or exercise of any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such Options or Convertible Securities (or upon the issuance of any Option therefor) pursuant to Section 4.3 or 4.4.

ISSUANCE OF OPTIONS

4.3 If at any time Issuer shall issue or sell, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options for any Additional Shares of Common Stock or for any Convertible Securities, whether or not the rights to purchase thereunder are immediately exercisable, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted as provided in Section 4.2 on the basis that (a) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Options or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of (and, accordingly, the date as of which the Current Market Price shall be computed shall be) the computation date specified in the penultimate sentence of this
Section 4.3, and (b) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be zero. For purposes of this Section 4.3, the computation date for clause (a) above shall be the earlier of (i) the date on which Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Options and (ii) the date on which Issuer shall enter into a firm contract for the issuance of such Options. Notwithstanding the foregoing, any issuance of an Option which is issued together with a debt security of Issuer, as a Unit, shall be treated for the purpose of this Section 4 as the issuance of a Convertible Security.

ISSUANCE OF CONVERTIBLE SECURITIES

4.4 If at any time Issuer shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the cash received by Issuer in payment for such Convertible Securities shall be less than the Convertible Security Value thereof, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be increased to a number of shares of Common Stock having a value immediately following the computation date (as established-below) equal to the value of the number of shares comprising such Stock Unit immediately before such increase. For this purpose, the value before the increase will be the Fair Market Value of the Common Stock as reasonably determined by the Board on the basis set forth in the first paragraph of the definition thereof (without reference to the appraisal procedure referred to therein) divided by the number of shares of Common Stock outstanding on a fully diluted basis as determined under the Warrant Agreement, and the value immediately following the computation date shall be the foregoing value, except that the numerator shall be the Fair Market Value plus the cash amount paid to the Company for such Convertible Securities less the Convertible Security Value of such Convertible Securities on issuance and the denominator shall be increased by the number of Additional Shares of Common Stock issuable on exercise of such Convertible Securities. For purposes of this Section 4.4, the computation date for clause (a) above shall be the earliest of (i) the date on which Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (ii) the date on which Issuer shall enter into a firm contract for the issuance of such Convertible Securities, and (iii) the date of actual issuance of such Convertible Securities. No further adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section 4.4 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Option therefor, if any such adjustment shall previously have been made upon the issuance of such option pursuant to
Section 4.3.

SUPERSEDING ADJUSTMENT OF STOCK UNIT

4.5 If, at any time after any adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to Section 4.3 or 4.4 as a result of the issuance of Options or Convertible Securities, or after any new adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to this Section 4.5, (a) such Options or the right of conversion, exchange or exercise of such Convertible Securities shall expire, and all or a portion of such Options or the right of conversion, exchange or exercise with respect to all or a portion of such Convertible Securities, as the case may be, shall not have been exercised or treated as having been exercised or otherwise canceled or acquired by the Issuer in connection with any settlement including, without limitation, any cash settlement, of such Options or the rights of conversion, or exchange or exercise of such Convertible Securities, or (b) there has been any change in the number of shares issuable upon exercise, conversion or exchange of such Options or Convertible Securities (including as a result of the operation of antidilution provisions applicable thereto), or (c) the consideration per share, for which

Additional Shares of Common Stock are issuable pursuant to such Options or the terms of any Convertible Securities, or the maturity of any such Convertible Security, shall be changed, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such Options or Convertible Securities on the basis of

      (i) treating the number of Additional Shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such Options or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor,

      (ii) treating the maximum number of Additional Shares of Common Stock (A) issuable pursuant to all Options which then remain outstanding and
            (B) necessary to effect the conversion or exchange of all Convertible Securities which then remain outstanding, as having been issued, and

      (iii) making the computations called for in Section 4.4 on the basis of the revised terms of such Convertible Securities as if newly issued at the time of such revision,

and, if and to the extent called for by the foregoing provisions of this Section 4 on the basis aforesaid, a new adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION 4

4.6 The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Section 4:

(a) COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by Issuer therefor shall be deemed to be the amount of cash received by Issuer therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any reasonable compensation, discounts or expenses paid or incurred by Issuer for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair market value of such consideration at the time of such issuance, as reasonably determined by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Options to subscribe for or purchase the same shall be zero. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the cash consideration paid or payable to Issuer in respect of the subscription for or purchase of such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock in payment or satisfaction of any dividend upon any class of stock other than Common Stock, Issuer shall be deemed to have received for such Additional Shares of Common Stock a consideration equal to the amount of such dividend so paid or satisfied.

(b) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock comprising a Stock Unit that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than both (i) 1/20th of a share to or from the number of shares of Common Stock comprising a Stock Unit immediately prior to the making of such adjustment and (ii) 5% of the number of shares of Common Stock comprising a Stock Unit. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(c) FRACTIONAL INTERESTS. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

(d) WHEN ADJUSTMENT NOT REQUIRED. If Issuer shall take a-record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to stockholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

OTHER DILUTIVE EVENTS

4.7 In case any event shall occur, affecting Issuer, or any Person in which Issuer has a direct or indirect investment, as to which the provisions of
Section 4 or Section 5 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections then, in each such case, Issuer shall appoint a firm of independent public accountants reasonably acceptable to the Majority Warrant Stockholders (which may be the regular auditors of Issuer), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 4 and 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Without limiting the generality of the foregoing, Issuer acknowledges that issuance of any equity security by any Person in which Issuer has a direct or indirect investment to any Person other than Issuer or sale of existing equity securities or investees by Issuer for a price less than the fair value thereof, and acquisition of less than 100% of the equity interest in a Person for a price greater than the fair market value thereof, would be such events. Upon receipt of such opinion, Issuer will promptly mail a copy thereof to Holder and shall make the adjustments described therein.

CONSOLIDATION MERGER, SHARE EXCHANGE, ETC.; DISTRIBUTIONS

CONSOLIDATION, MERGER, SHARE EXCHANGE, ETC.

5. In case a consolidation, merger or share exchange of Issuer shall be effected with another Person on or after the date hereof, or the sale, lease or transfer of all or a majority of its assets to another Person shall be effected on or after the date hereof, then, as a condition of such consolidation, merger, share exchange, sale, lease or transfer, lawful and adequate provision shall be made whereby Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of each Stock Unit immediately theretofore purchasable and receivable upon the exercise of each of the Warrants, such shares of stock, securities, cash or other property receivable upon such consolidation, merger, share exchange, sale, lease or transfer by the holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such event. In any such case, appropriate and equitable provision also shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including Section 4) and of the Warrant Agreement and the Shareholder Agreement shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, cash or other property thereafter deliverable upon the exercise of any Warrants. Issuer shall not effect any such consolidation, merger, share exchange, sale, lease or transfer unless prior to or simultaneously with the consummation thereof the successor Person (if other than Issuer) resulting from such consolidation, merger or share exchange or the Person purchasing, leasing or otherwise acquiring such assets shall assume, by written instrument mailed to Holder at its last address appearing on the books of Issuer, the obligation to deliver to Holder such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, Holder may be entitled to purchase. The above provisions of this Section 5.1 shall similarly apply to successive consolidations, mergers, share exchanges, sales, leases or transfers.

DILUTION IN CASE OF OTHER SECURITIES

5.2 In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of Issuer (or any issuer of Other Securities or any other Person referred to in Section 5.1) or to subscription, purchase or other acquisition pursuant to any rights, options, warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock, issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of Section 4, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in Section 4 with respect to the Stock Units shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the Warrant Holders against the effect of such dilution.

NOTICE TO WARRANT HOLDERS

NOTICE OF ADJUSTMENT OF STOCK UNIT OR EXERCISE PRICE

6.1 Whenever the number of shares of Common Stock comprising a Stock Unit shall be adjusted pursuant to Section 4, Issuer shall forthwith obtain a certificate signed by the chief financial officer of Issuer and reasonably acceptable to the Holders of a majority of the Warrants, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair market value of Additional Shares of Common Stock issued or sold and, if the consideration therefor was other than cash, a description of how such consideration was valued), specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Section 4.7 or Section 5) describing the number and kind of any other securities comprising a Stock Unit, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. Issuer shall promptly, and in any case within 10 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each Warrant Holder in accordance with
Section 12.2. Issuer shall keep at its office or agency, maintained for the purpose pursuant to Section 12.1, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Warrant Holder or any prospective permitted purchaser of a Warrant designated by a holder thereof. All adjustments set forth in such certificates shall be subject to the reasonable approval of the Majority Warrant Stockholders.

NOTICE OF CERTAIN CORPORATE ACTION

6.2 In case Issuer shall propose (a) to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or
(d) to effect any capital reorganization, or (e) to effect any consolidation, merger, share exchange or sale, lease, transfer or other disposition of all or a majority of its property, assets or business or (f) to effect the liquidation, dissolution or winding up of Issuer, then, in each such case, Issuer shall give to each Warrant Holder, in accordance with Section 12.2, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, lease, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, if any, and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment, if any, which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

NOTICE OF EXPIRATION DATE

6.3 Issuer shall give to each Warrant Holder notice of the Expiration Date. Such notice may be given by Issuer not less than 30 days but not more than 60 days prior to the Expiration Date; PROVIDED, HOWEVER, that if Issuer fails to give timely notice, the Expiration Date will be extended to the date which is 30 days after the day on which such notice is given.

RESERVATION AND AUTHORIZATION OF COMMON STOCK

7. Issuer shall at all times reserve and keep available for issue upon the exercise or conversion of Warrants such number of its authorized but unissued shares of Common Stock of both classes as will be sufficient to permit the exercise in full of all outstanding Warrants. Issuer shall not amend its certificate of incorporation in any respect relating to the Common Stock other than to increase or decrease the number of shares of authorized capital stock (subject to the provisions of the preceding sentence) or to decrease the par value of any shares of Common Stock. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment of the applicable

Exercise Price therefor in accordance with the terms of this Warrant, shall be duly and validly issued, fully paid and nonassessable and free and clear of any Liens.

Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or which would cause an adjustment reducing the Current Warrant Price per share of Common Stock below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, Issuer shall take any corporate action which is necessary in order that Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock free and clear of any Liens upon the exercise of all the Warrants immediately after the taking of such action.

Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Current Warrant Price per share of Common Stock, Issuer shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Issuer will list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon exercise of the Warrants, and will maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Warrants. Issuer will also so list on each national securities exchange, and will maintain such listing of, any Other Securities if at the time any securities of the same class shall be listed on such national securities exchange by Issuer.

TAKING OF RECORD: STOCK AND WARRANT TRANSFER BOOKS

8.(a) In the case of all dividends or other distributions by Issuer to the holders of its Common Stock with respect to which any provision of Section 4 and Section 5.2 refers to the taking of a record of such holders, Issuer shall in each such case take such a record as of the close of business on a Business Day.

(b) Issuer shall not at any time, except upon complete dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise, conversion or transfer of any Warrant, unless otherwise required by any applicable federal, state or local law.

EXPENSES, TRANSFER TAXES AND OTHER CHARGES

9. Issuer shall pay any and all expenses, transfer taxes and other charges, including all costs associated with the preparation, issue and delivery of stock or warrant certificates, that are incurred in respect of the issuance or delivery of shares of Common Stock upon exercise or conversion of this Warrant pursuant to Section 2, or in connection with any transfer, division or combination of Warrants pursuant to Section 3. Issuer shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to Issuer the amount of any such tax, or has established, to the satisfaction of Issuer, that such tax has been paid.

NO VOTING RIGHTS

10. This Warrant shall not entitle Holder to any voting or other rights as a stockholder of Issuer.

PUT RIGHTS

11. This Warrant is subject to certain Put Rights contained in Section 6 of the Warrant Agreement.

MISCELLANEOUS

OFFICE OF ISSUER

12.1 So long as any of the Warrants remains outstanding, Issuer shall maintain an office in the continental United States of America where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at VeraSun Energy Corporation, 100 22nd Avenue, Brookings, South Dakota 57006, unless and until Issuer shall designate and maintain some other office for such purposes and give notice thereof to all Warrant Holders.

NOTICES GENERALLY

12.2 Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with Section 9.3 of the Warrant Agreement.

RESTRICTIONS ON TRANSFERABILITY

12.3 The Warrants and the Warrant Stock shall be transferable only upon compliance with the conditions specified in Section 4 of the Warrant Agreement and the Shareholder Agreement therein referred to, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Warrant or any Warrant Stock, and any Holder shall be bound by the provisions of (and entitled to the benefits of) said Section 4 and said Shareholder Agreement.

GOVERNING LAW

12.4 This Warrant shall be governed by, and construed in accordance with, the law of the State of New York.

LIMITATION OF LIABILITY

12.5 No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of

Holder, shall give rise to any liability of Holder for the Exercise Price or as a stockholder of Issuer, whether such liability is asserted by Issuer, by any creditor of Issuer or any other Person.

FAIR MARKET VALUE DETERMINATIONS BY THE BOARD

12.6 Whenever the Board determines fair market value, Convertible Security Value or the Fair Market Value of the Common Stock pursuant to this Warrant, or a firm of independent public accountants opines as to an adjustment pursuant to Section 4.7, any such determination or opinion shall be subject to the reasonable approval of the Majority Warrant Stockholders.

CONVERSION OF WARRANTS

13. On and after the date hereof and prior to the Expiration Date, this Warrant may be converted, in whole or in part, at the option of Holder, into the number of shares of Common Stock, for each Stock Unit evidenced by this Warrant which is being so converted, equal to the product of (a) the number of shares of Common Stock comprising a Stock Unit at the time of such conversion, and (b) the Current Market Price per share of Common Stock at the time of such conversion minus the Exercise Price of the Warrant at the time of such conversion, divided by (c) the Current Market Price per share of Common Stock at the time of such conversion.

IN WITNESS WHEREOF, Issuer has duly executed this Warrant.

VERASUN ENERGY CORPORATION
(ORGANIZATIONAL IDENTIFICATION # DB050019)

By---------------------------------
Name:
Title:

                                                                         ANNEX A

                                FORM OF EXERCISE

                (To be executed by the registered holder hereof)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of Stock Units of VeraSun Energy Corporation, a South Dakota corporation with an organizational identification number of DB050019, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant, and requests that (i) certificates and/or other instruments covering such Stock Units be issued in accordance with the instructions given below and (ii) if such Stock Units shall not include all of the Stock Units to which Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the unpurchased balance of the Stock Units issuable hereunder be delivered to the undersigned.

Dated: -------------------------------

---------------------------------
(Signature of Registered Holder)

Instructions for issuance and registration of Stock Units:

----------------------------------
Name of Registered Holder
(please print)

Social Security or other Identifying Number:

----------------------------------

Please deliver certificate to the following address:

----------------------------------
             Street

----------------------------------
         City, State and Zip Code

                                                                         ANNEX B

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder hereof)

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of Stock Units covered thereby set forth hereinbelow unto:

                                                             Number of
Name of Assignee                    Address                  Stock Units
----------------                    -------                  -----------

Dated:  --------------------------

----------------------------------
Signature of Registered Holder

----------------------------------
Name of Registered Holder (Please Print)

                                                    ANNEX 2 TO WARRANT AGREEMENT
                                                           SHAREHOLDER AGREEMENT

                                                    ANNEX 3 TO WARRANT AGREEMENT

                           [FORM OF JOINDER AGREEMENT]

JOINDER AGREEMENT, dated the date set forth below, between VERASUN ENERGY CORPORATION, a South Dakota corporation with an identification number of DB050019 (the ISSUER) and the undersigned stockholders of the Issuer.

A. Reference is made to that certain Warrant Agreement dated as of October 14, 2005 (as modified and supplemented and in effect from time to time, the WARRANT AGREEMENT) between the Issuer and Teachers Insurance and Annuity Association of America. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Warrant Agreement.

[B. Section 7.1(c) of the Warrant Agreement requires that each of the Issuer's Stockholders execute and deliver to Issuer and each Holder this Joinder Agreement.]

[B. Section 7.1(c) of the Warrant Agreement requires that certain transferees of shares of Common Stock execute and deliver to the Issuer and each Holder this Joinder Agreement.]

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that:

1.    The undersigned[: (a) is delivering this Joinder Agreement pursuant to
      Section 7.1(c) of the Warrant Agreement]; and (b) acknowledges receipt of a copy of the Warrant Agreement.

2.    The undersigned hereby agrees: (a) to be bound by the provisions of
      Section 7 of the Warrant Agreement and of Section 7 of the Shareholder Agreement; (b) to be bound by the covenants in the Warrant Agreement applicable to it; and (c) to be treated as a Stockholder for all purposes thereof.

3.    In the case of the Persons delivering this Joinder Agreement pursuant to
      Section 7.1(c) of the Warrant Agreement: the undersigned hereby agree to be bound by the provisions of Section 8.6 of the Warrant Agreement.

IN WITNESS WHEREOF, the undersigned has signed this Joinder Agreement on the date set forth below.

Date: --------------------      -----------------

[Description of transferred
securities, name of
transferor, and date of
transfer:

---------------------------

---------------------------

---------------------------

--------------------------]

Acknowledged and Agreed to
as of the date written
above:

VERASUN ENERGY CORPORATION
(ORGANIZATIONAL IDENTIFICATION # DB050019)

By -----------------------
Name:
Title: